UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

	FORM	8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):			October 27, 2020
CATERPILLAR INC.
(Exact name of registrant as specified in its charter)
Delaware	1-768		37-0602744
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S Employer Identification No.)

510 Lake Cook Road,	Suite 100,	Deerfield,	Illinois	60015
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code:		(224)	551-4000
Former name or former address, if changed since last report:			N/A

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange which registered
Common Stock ($1.00 par value)	CAT	The New York Stock Exchange
9 3/8% Debentures due March 15, 2021	CAT21	The New York Stock Exchange
8% Debentures due February 15, 2023	CAT23	The New York Stock Exchange
5.3% Debentures due September 15, 2035	CAT35	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of
1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period
for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.

In this report, we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding total retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use.

The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc.
Rolling 3 Month Retail Sales Statistics

Total Machines	September 2020	August 2020	July 2020
Asia/Pacific	UNCHANGED	DOWN 1%	UP 5%
EAME	DOWN 13%	DOWN 4%	DOWN 2%
Latin America	DOWN 17%	DOWN 16%	DOWN 11%
North America	DOWN 31%	DOWN 35%	DOWN 38%
World	DOWN 20%	DOWN 20%	DOWN 20%
Resource Industries	September 2020	August 2020	July 2020
Asia/Pacific	DOWN 10%	DOWN 17%	DOWN 7%
EAME	DOWN 13%	UP 10%	UP 25%
Latin America	DOWN 54%	DOWN 45%	DOWN 21%
North America	DOWN 46%	DOWN 50%	DOWN 49%
World	DOWN 31%	DOWN 27%	DOWN 19%
Construction Industries	September 2020	August 2020	July 2020
Asia/Pacific	UP 4%	UP 6%	UP 10%
EAME	DOWN 13%	DOWN 9%	DOWN 11%
Latin America	UP 10%	UP 5%	DOWN 5%
North America	DOWN 27%	DOWN 31%	DOWN 35%
World	DOWN 15%	DOWN 17%	DOWN 20%
Reported in constant dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation Retail Sales by industry for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:
	September 2020	August 2020	July 2020
Power Gen	DOWN 6%	UP 14%	UP 8%
Industrial	DOWN 39%	DOWN 42%	DOWN 43%
Transportation	DOWN 15%	DOWN 20%	DOWN 26%
Oil & Gas	DOWN 42%	DOWN 30%	DOWN 19%
Total	DOWN 27%	DOWN 17%	DOWN 16%
     Reported in constant dollars based on reporting from dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers using machinery in infrastructure, forestry and building construction. The majority of sales in this segment are made in the heavy and general construction, rental, quarry and aggregates markets and mining. The Construction Industries product portfolio primarily includes the following machines:

· asphalt pavers	· forestry excavators	· small and medium
· backhoe loaders	· motorgraders	track-type tractors
· compactors	· pipelayers	· track-type loaders
· cold planers	· road reclaimers	· wheel excavators
· compact track and	· site prep tractors	· compact, small and
multi-terrain loaders	· skid steer loaders	medium wheel loaders
· mini, small, medium	· telehandlers	· utility vehicles
and large excavators

Effective September 2019, Caterpillar has divested its Forestry product segment. Those products have been removed from the Construction Industries product portfolio where any remaining product Dealer Inventory will be reported in Total Machines as they are depleted.

EAME: Europe, Africa, Commonwealth of Independent States and Middle East

Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines, turbines, diesel-electric locomotives, integrated systems and solutions, and related parts across industries serving oil and gas, power generation, industrial and marine applications as well as rail-related businesses.

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers using machinery in mining, quarry, waste and material handling applications. The Resource Industries product portfolio primarily includes the following machines:

· electric rope shovels	· longwall miners	· landfill compactors
· draglines	· large wheel loaders	· soil compactors
· hydraulic shovels	· off-highway trucks	· machinery components
· rotary drills	· articulated trucks	· electronics and control systems
· hard rock vehicles	· wheel tractor scrapers	· select work tools
· large track-type tractors	· wheel dozers	· hard rock continuous mining
· large mining trucks		systems

For purposes of this report, retail sales of longwall miners are not included in the information presented above for Resource Industries or Total Machines.

FORWARD-LOOKING STATEMENTS

Certain statements in this report relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits
    (d) Exhibits.

Exhibit
Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

October 27, 2020	By:	/s/ Suzette M. Long
Suzette M. Long Chief Legal Officer, General Counsel & Corporate Secretary